                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                               -------------------


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         Securities Exchange Act of 1934

                               -------------------

                Date of Report (Date of Earliest Event reported)
                                  June 30, 2001

                               -------------------

                             CAMPBELL RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                                     CANADA
                         (Jurisdiction of Incorporation)

                           Commission File No. 1-8488

                                      NONE
                      (I.R.S. Employer Identification No.)

                                   Suite 1405
                              1155, University St,
                                Montreal, Quebec
                                 Canada, H3B 3A7
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (514) 875-9033

                               -------------------

          (Former name or former address, if changed since last report)

Item 2          Acquisition or Disposition of Assets

                Campbell Resources Inc. ("Campbell")announced on March 23, 2001 and April 25, 2000, the proposed merger with MSV Resources Inc. and GeoNova Explorations Inc. The Joint Management Proxy Circular was mailed on May 16, to the shareholders of the three companies. The Annual and Special Meeting of Shareholders was held on Wednesday, June 13, 2001.

                The Merger was approved with an Effective Date of June 30, 2001. The following are the principal elements of the merger:

                (1) the shareholders of MSV will exchange their MSV Shares for Campbell Shares on the basis of one Campbell Share for every 4.1 MSV Shares;

                (2) Campbell will reserve up to a maximum of 24,804,772 Campbell Shares for issue to the holders of certain contractual rights currently outstanding to acquire MSV Shares;

                (3) the shareholders of GeoNova will exchange their GeoNova Shares for Campbell Shares on the basis of one Campbell Share for every 10 GeoNova Shares;

                (4) Campbell will reserve up to a maximum of 1,000,000 Campbell Shares for issue to a holder of certain contractual rights currently outstanding to acquire GeoNova Shares;

                (5) Campbell will issue 800,000 Campbell Shares to Repadre Capital Corporation in exchange for a reduction in the royalty payable on the production from the Joe Mann Mine;

                (6) Campbell will increase the maximum number of Campbell Shares reserved for issuance pursuant to the Employee Incentive Plan by 1,024,000 and pursuant to the Directors' Stock Option Plan by 500,000; and

                (7) the location of Campbell's registered office has been changed to Montreal, Quebec.

        As a result of the Merger, Campbell will remain a public company and MSV and GeoNova become subsidiaries of Campbell. Campbell will have a total of 30,899,755 Common Shares outstanding with a maximum of a further 27,328,772 Common Shares reserved for issuance on the exercise of options, warrants and other contractual rights resulting from the Merger.


Item 7  Financial Statements, Pro Forma Financial Information and Exhibits

                (a) Financial Statements

                (1) MSV Resources Inc.- Audited consolidated financial statements for the years ended December 31, 2000, 1999 and 1998.

                (2) GeoNova Explorations Inc.- Audited consolidated financial statements for the years ended April 30, 2000, 1999 and 1998; unaudited statements of loss and deficit for the nine months ended January 31, 2001 and January 31, 2000; unaudited balance sheet for January 31, 2001 and; unaudited statements of cash flows, for the nine months ended January 31, 2001 and 2000.

                (b) Pro Forma Financial Information

                (1) Unaudited pro forma consolidated statements of operations, for the year ended December 31, 2000 and unaudited pro forma consolidated balance sheet, as at December 31, 2000 and

                (c) Exhibits

                (2) Merger agreement dated May 7, 2001 with Plan of Arrangement under Canada Business Corporations Act and Arrangement By Law attached.

                (23.1) Consent of Samson Belair/Deloitte Touche to the use of audit reports in respect of the audited financial statements of MSV Resources Inc. and GeoNova Explorations Inc.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          CAMPBELL RESOURCES INC.



                                          Per:/s/"LORNA D. MACGILLIVRAY"
                                                 -----------------------
                                                  Lorna D. MacGillivray
DATE: July 13, 2001                               Vice President, Secretary and
     ----------------                             General Counsel

                                  EXHIBIT INDEX

        The following is the list of exhibits, as required by Item 601 of Regulation S-K filed as part of this Current Report on Form 8K.

Exhibit No
Regulation S-K
Item 601 Designation                Exhibit Description



                (2) Merger agreement dated May 7, 2001 with Plan of Arrangement under Canada Business Corporations Act and Arrangement By Law.

                (23.1) Consent of Samson Belair/Deloitte Touche to the use of audit reports in respect of the audited financial statements of MSV Resources Inc. and GeoNova Explorations Inc.

                    CONSOLIDATED FINANCIAL STATEMENTS OF MSV

















                                                Financial statements of

                                                MSV RESOURCES INC.

                                                December 31, 2000, 1999 and 1998


MSV RESOURCES INC.
TABLE OF CONTENTS
========================================================================================



Auditors' report.....................................................................F-3


Consolidated statements of operations................................................F-4


Consolidated statements of deficit...................................................F-5


Consolidated balance sheets..........................................................F-6


Consolidated statements of cash flows................................................F-7


Notes to the consolidated financial statements.......................................F-8

Samson Belair/Deloitte & Touche, S.E.N.C.
Assurance and Advisory Services
1 Place Ville-Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel.: (514) 393-7115
Fax: (514) 390-4113
www.deloitte.ca






AUDITORS' REPORT


To the Directors of
MSV Resources Inc.

We have audited the consolidated balance sheets of MSV Resources Inc. as at December 31, 2000 and 1999 and the consolidated statements of operations, deficit and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000 in accordance with Canadian generally accepted accounting principles.




/s/ Samson Belair/Deloitte & Touche
Chartered Accountants

March 29, 2001
Montreal, Quebec

MSV RESOURCES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

==================================================================================================================================
                                                                      2000                     1999                    1998
----------------------------------------------------------------------------------------------------------------------------------
                                                                        $                        $                       $


Revenue from metal sales (Note 11)                                      196,215                 148,101                  (25,474)
----------------------------------------------------------------------------------------------------------------------------------

Operating and administrative expenses
     Mining operating costs                                             821,153               1,753,281                1,452,504
     Net employee future benefit expense (Note 14)                      621,500                       -                        -
     Contribution for amortization of pension plan
         solvency deficiency                                                  -                 592,500                  168,800
     Amortization and depletion                                          44,137                  35,434                   66,216
     General administration and write-off
         of deferred costs                                              984,347                 670,027                  903,597
----------------------------------------------------------------------------------------------------------------------------------
                                                                      2,471,137               3,051,242                2,591,117

Financial costs (Note 12)                                               309,905                 894,846                  628,562
----------------------------------------------------------------------------------------------------------------------------------
                                                                      2,781,042               3,946,088                3,219,679
----------------------------------------------------------------------------------------------------------------------------------

Loss from operations before the following items                       2,584,827               3,797,987                3,245,153

Debt forgiveness (Note 7)                                            (5,628,573)                      -                        -
Write-down of mining property                                                 -               6,250,000                        -
Other income                                                           (147,691)                      -                        -
Foreign currency translation loss (gain)                                154,075                (321,973)              (1,074,941)
Loss on redemption of royalty                                                 -                 366,141                        -
Gain on disposal of property, plant and equipment                       (86,659)                (76,354)                (114,061)
----------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes and
     mining rights                                                    3,124,021             (10,015,801)               2,056,151

Income taxes and mining rights (recovered)                             (136,700)                  8,605                   28,592
----------------------------------------------------------------------------------------------------------------------------------
NET EARNINGS (NET LOSS)                                               3,260,721             (10,024,406)               2,084,743
==================================================================================================================================


BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE                          0.07                  (0.27)                   (0.06)
==================================================================================================================================

MSV RESOURCES INC.
CONSOLIDATED STATEMENTS OF DEFICIT
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

==================================================================================================================================
                                                                      2000                     1999                    1998
----------------------------------------------------------------------------------------------------------------------------------
                                                                        $                        $                       $


DEFICIT, BEGINNING OF YEAR
     As previously reported                                         (44,550,848)            (34,499,680)             (32,530,871)
     Restatement                                                              -                       -                  115,934
     Adjustments for changes
         in accounting policies (Note 2)
         Income taxes                                                   995,866                       -                        -
         Employee future benefits                                     1,599,100                       -                        -
----------------------------------------------------------------------------------------------------------------------------------
     As restated                                                    (41,955,882)            (34,499,680)             (32,414,937)

Net earnings (loss)                                                   3,260,721             (10,024,406)              (2,084,743)

Share issue costs                                                             -                 (26,762)                       -
----------------------------------------------------------------------------------------------------------------------------------
DEFICIT, END OF YEAR                                                (38,695,161)            (44,550,848)             (34,499,680)
==================================================================================================================================

MSV RESOURCES INC.
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2000 AND 1999

==================================================================================================================================
                                                                                                2000                    1999
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  $                       $

ASSETS
Current assets
     Cash                                                                                        44,808                  478,453
     Accounts receivable (Note 3)                                                               137,667                   91,851
     Inventories of supplies                                                                  2,646,634                2,959,773
     Prepaid expenses                                                                            68,525                   80,361
----------------------------------------------------------------------------------------------------------------------------------
                                                                                              2,897,634                3,610,438

Investments (Note 4 )                                                                            43,599                   30,000
Property, plant and equipment (Note 5)                                                       11,827,783               10,793,483
Accrued benefit asset (Note 14)                                                                 978,600                        -
Deferred costs                                                                                  499,920                  562,561
----------------------------------------------------------------------------------------------------------------------------------
                                                                                             16,247,536               14,996,482
==================================================================================================================================

LIABILITIES
Current liabilities
     Loan (Note 6)                                                                              558,846                5,842,510
     Accounts payable and accrued liabilities                                                   211,502                3,471,353
     Amount due for settlement with creditors (Notes 7 and 16)                                5,000,000                        -
     Current portion of long-term debt (Note 8)                                               3,149,292                    4,554
----------------------------------------------------------------------------------------------------------------------------------
                                                                                              8,919,640                9,318,417

Long-term debt (Note 8)                                                                               -                3,209,990
Provision for rehabilitation and restoration
     of mining sites (Note 9)                                                                 1,500,000                1,500,000
Future income taxes and mining rights                                                                 -                  995,866
----------------------------------------------------------------------------------------------------------------------------------
                                                                                             10,419,640               15,024,273
----------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY (DEFICIENCY)
     Share capital (Note 10)                                                                 44,523,057               44,523,057
     Deficit                                                                                (38,695,161)             (44,550,848)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                              5,827,896                  (27,791)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                             16,247,536               14,996,482
==================================================================================================================================

APPROVED BY THE BOARD

/s/ Andre Y. Fortier
 ..............................................................Director

/s/ Louis Archambault
 ..............................................................Director

MSV RESOURCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

==================================================================================================================================
                                                                      2000                     1999                    1998
----------------------------------------------------------------------------------------------------------------------------------
                                                                        $                        $                       $

OPERATING ACTIVITIES
    Net earnings (loss)                                               3,260,721             (10,024,406)              (2,084,743)
    Items not affecting cash and cash equivalents
       Amortization and depletion                                        44,137                  35,434                   66,216
       Gain on disposal of property, plant and equipment                (86,659)                (76,354)                (114,061)
       Debt forgiveness (Note 7)                                     (5,628,573)                      -                        -
       Write-off of deferred costs                                      400,000                       -                        -
       Net employee future benefit expense (Note 14)                    620,500                       -                        -
       Future income taxes and mining rights                                  -                  (1,225)                  18,774
       Loss on redemption of royalty                                          -                 366,141                        -
       Write-down of mining property                                          -               6,250,000                        -
----------------------------------------------------------------------------------------------------------------------------------
Cash used in operating activities                                    (1,389,874)             (3,450,410)              (2,113,814)
----------------------------------------------------------------------------------------------------------------------------------

    Changes in non-cash working capital items
       Settlement receivable                                                  -                       -                5,010,125
       Accounts receivable                                              (45,816)                 85,617                  488,456
       Inventories of supplies                                          313,139                 263,236                  648,426
       Prepaid expenses                                                  11,836                  19,697                  (28,966)
       Accounts payable and accrued liabilities                         471,482               1,311,560                  225,575
----------------------------------------------------------------------------------------------------------------------------------
                                                                        750,641               1,680,110                6,343,616
----------------------------------------------------------------------------------------------------------------------------------
Cash flows provided by (used in) operating activities                  (639,233)             (1,770,300)               4,229,802
----------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
    Increase in loan                                                    994,210                 360,179               (4,580,314)
    Increase in long-term debt                                          557,517               2,532,403                  603,991
    Reduction of long-term debt                                          (3,403)               (123,375)                (209,596)
    Issue of shares                                                           -                 199,500                        -
    Share issue costs                                                         -                 (26,762)                       -
    Royalty                                                                   -                       -                1,500,000
----------------------------------------------------------------------------------------------------------------------------------
Cash flows provided by (used in) financing activities                 1,548,324               2,941,945               (2,685,919)
----------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
    Acquisition of property, plant and equipment                     (1,082,331)             (1,282,441)              (1,261,219)
    Proceeds from disposal of property, plant and equipment              90,553                 440,835                  560,236
    Increase in deferred costs                                         (337,359)                      -               (1,110,061)
    Increase in investment                                              (13,599)                      -                        -
----------------------------------------------------------------------------------------------------------------------------------
Cash flows used in investing activities                              (1,342,736)               (841,606)              (1,811,044)
----------------------------------------------------------------------------------------------------------------------------------

Net cash (outflow) inflow                                              (433,645)                330,039                 (267,161)
Cash position, beginning of year                                        478,453                 148,414                  415,575
----------------------------------------------------------------------------------------------------------------------------------
CASH POSITION, END OF YEAR                                               44,808                 478,453                  148,414
==================================================================================================================================

Additional information
    Large corporations taxes                                                  -                  18,605                    1,254
    Interest paid                                                        10,275                  14,706                  638,927
    Shares issued in consideration of debt or
       mining properties                                                      -                 241,485                  502,731
    Deferred royalty                                                          -                       -               28,500,000

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================


1.      DESCRIPTION OF BUSINESS

        The business of the Company is mining (gold reserves and base metals) and the exploration and development of mining properties.

2.      ACCOUNTING POLICIES

        Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, MSV Restoration Inc., which was created solely to carry out restoration and rehabilitation work on the Company's mining sites in Chibougamau. MSV Restoration Inc. does not have any significant assets.

        Use of estimates

        The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the period reported. Since the financial reporting process necessarily involves the use of estimates, actual results could differ from such estimates.

        Cash and cash equivalents

        Cash and cash equivalents comprise unrestricted cash and highly liquid investments with original maturities of three months or less.

        Metal revenue recognition

        Revenue is recognized as metal concentrates are delivered.

        Inventories of supplies

        Supplies are mainly valued at average cost.

        Property, plant and equipment

        Property, plant and equipment are recorded at acquisition cost, net of government grants received. The amortization of mining properties, underground equipment, buildings, infrastructures and development costs is calculated on production for the year and the estimated ore reserves of the mines.

        The milling plant, plant equipment, rolling stock and computer equipment are amortized on a straight-line basis over the their useful life. The house and other surface equipment are amortized using the declining balance method, at 3% and 10%, respectively.

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

2.      ACCOUNTING POLICIES (CONT'D)

        Property, plant and equipment (cont'd)

        The costs incurred for a project containing commercially recoverable ore reserves are capitalized. If the project is discontinued, the accumulated costs of the project are charged to operations in the year in which the decision to discontinue operations is made. The costs of economically recoverable reserves are amortized using the methods described above.


        Foreign currency translation

        Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at the exchange rate in effect at the transaction date. Exchange gains and losses on the translation of short-term monetary items are recorded in operations for the year.

        Income taxes

        On January 1, 2000, the Company adopted the recommendations of Canadian Institute of Chartered Accounts (CICA) Handbook Section 3465, Income Taxes, which replaces the deferral method with the liability method of tax allocation. The Company applied the recommendations retroactively without restating prior years financial information.

        Future income taxes and mining rights result from the expected future tax effect of the difference between the carrying value of a balance sheet item and its corresponding tax basis. Future income tax assets and mining right are only recorded if management believes that the income tax assets and mining rights are more likely than not to be realized. Future income tax assets and mining rights are adjusted to reflect changes in tax legislation and enacted or substantively enacted tax rates.

        The change in accounting policy had the effect of reducing the deficit and the future income taxes and mining rights by $995,866.

        Earnings per share

        Earnings per share is based on the weighted average number of shares outstanding during the year, 44,657,533 in 2000 and 36,569,979 in 1999. Fully diluted earnings per share reflect the additional increase in common shares outstanding, assuming the exercise and conversion of all outstanding stock options.

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

2.      ACCOUNTING POLICIES (CONT'D)

        Employee future benefits

        On January 1, 2000, the Company adopted the recommendations of CICA Handbook Section 3461, Employee Future Benefits. This standard requires companies to account for the costs of post-retirement benefits other than pensions over the working lives of employees in a manner similar to pension costs. The new standard also requires a change in the discount rate used to value liabilities and current service cost from an estimated long-term rate to a market-based interest rate. The Company applied the recommendations retroactively without restating prior year financial information. The excess of the net actuarial loss (net actuarial gain) over 10% of the greater of the accrued benefit obligation and the fair value of plan assets is amortized over the average remaining service period of active employees.

        The change in accounting policy had the effect of reducing the deficit and increasing the accrued benefit asset by $1,599,100.

        Financial instruments

        The book values of the Company's financial instruments, including cash, accounts receivable, loan, and accounts payable and accrued liabilities, approximate their fair values because of the near-term maturities of these instruments.

        The fair value of long-term debt, including the current portion, approximated its book value, as the rates approximate the market rates for similar instruments.

3.      ACCOUNTS RECEIVABLE

                                                                                           2000                    1999
                                                                                  -------------------------------------------
                                                                                             $                       $

        Accrued interest receivable                                                            254                      522
        Other                                                                              137,413                   91,329
        ---------------------------------------------------------------------------------------------------------------------
                                                                                           137,667                   91,851
        =====================================================================================================================


4.      INVESTMENTS


                                                                                           2000                    1999
                                                                                   -------------------------------------------
                                                                                             $                       $

        ARCA Explorations Inc., at cost (145,331 common shares;
            100,000 in 1999) (market value of approximately $75,500)                        43,599                   30,000
        =====================================================================================================================

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

5.      PROPERTY, PLANT AND EQUIPMENT

                                                                             2000                                          1999
                                             ---------------------------------------------------------------      -----------------
                                                                       Accumulated
                                                                      Depreciation                 Net                   Net
                                                                           and                    Book                  Book
                                                    Cost              Amortization                Value                 Value
                                             ------------------     ------------------     -----------------      -----------------
                                                      $                     $                       $                     $
         Mining properties
             Copper Rand
                 Mining properties                  1,982,393             1,157,904                824,489                824,489
                 Development costs                  6,100,666             1,238,528              4,862,138              3,854,798
             Corner Bay
                 Development costs                  1,628,551                     -              1,628,551              1,628,551
         Milling plant, equipment
             and buildings                          6,530,242             2,152,512              4,377,730              4,350,770
        ---------------------------------------------------------------------------------------------------------------------------
                                                   16,241,852             4,548,944             11,692,908             10,658,608

         Properties under exploration                 134,875                     -                134,875                134,875
        ---------------------------------------------------------------------------------------------------------------------------
                                                   16,376,727             4,548,944             11,827,783             10,793,483
        ===========================================================================================================================

6.      LOAN

        The Company has a credit facility in the amount of $825,000 from a private company, of which $558,846 is used as at December 31, 2000. The credit facility is used to pay the trustee's professional fees and out-of-pocket expenses, as well as all costs incurred since September 12, 2000 to maintain the condition of the business and its assets. The facility bears interest at the prime rate of National Bank of Canada plus 2.25% and is secured by a hypothec on the universality of the property, whether movable or immovable, tangible and intangible, of the Company.

7.      AMOUNT DUE FOR SETTLEMENT WITH CREDITORS

        On September 12, 2000, the Company filed a notice of intention to make a settlement proposal to its creditors under the Bankruptcy and Insolvency Act.

        The meeting of creditors on December 21, 2000 approved the proposal to settle debts totalling $10,628,573 for an amount of $5,000,000. The forgiveness of $5,628,573 in debt is recorded in the consolidated statements of operations for the year. The book value of debt before debt forgiveness is as follows:

                                                                                       $

        Loan                                                                        6,277,874
        Accounts payable and accrued liabilities                                    3,731,333
        Long-term debt                                                                619,366
        --------------------------------------------------------------------------------------
                                                                                   10,628,573
        ======================================================================================

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

7.      AMOUNT DUE FOR SETTLEMENT WITH CREDITORS (CONT'D)

        The institutional partners in the Copper Rand 5000 project waived the repayment of advances and any distribution in respect of any claim arising from commitments relating to the project. Such claims will be settled through the issuance of shares of the share capital of Copper Rand Corporation Inc.



8.      LONG-TERM DEBT

                                                                                   2000                    1999
                                                                           -------------------------------------------
                                                                                     $                       $

         Advances bearing interest at 8%*                                         3,149,292                3,136,394
         Other                                                                            -                   78,150
         -------------------------------------------------------------------------------------------------------------
                                                                                  3,149,292                3,214,544
         Current portion                                                          3,149,292                    4,554
         -------------------------------------------------------------------------------------------------------------
                                                                                          -                3,209,990
         =============================================================================================================

        * The advances include principal of $2,762,500 and interest, and were granted by the institutional partners in the Copper Rand 5000 project, who are also shareholders of the Company. These advances will be assumed by Copper Rand Corporation Inc. following the sale of development costs related to the Copper Rand 5000 project.

9.      PROVISION FOR REHABILITATION AND RESTORATION OF MINING SITES

        In addition to the $1,500,000 provision for the rehabilitation and restoration of the Eastman site, the Company has access, through its wholly owned subsidiary, MSV Restoration Inc., to an environmental fund of approximately $6,080,000 as at December 31, 2000 ($5,592,000 in 1999). This fund is held in trust by Montreal Trust and will be used for the rehabilitation and restoration of the Copper Rand, Portage, Jaculet and Copper Cliff mining sites, acquired from Westminer Canada in 1993.

        At that time, the rehabilitation plan, prepared by an engineering consulting firm, had been set at $4,300,000. In the event there is a shortage (or surplus) of funds required to do the rehabilitation and restoration work, the shortage (or surplus) will be assumed (or shared) equally between the Company and the Societe de developpement de la Baie James, pursuant to the agreement entered into in 1993.

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

10.     SHARE CAPITAL

        a) Authorized
                An unlimited number of common shares, without par value

        b) Issued and paid

                                                   2000                           1999                         1998
                                          SHARES         AMOUNT          Shares           Amount        Shares         Amount
                                        -------------------------------------------------------------------------------------------
                                                            $                                $                            $

             Shares, at beginning        38,657,533      43,023,057     35,997,637      42,582,072      33,986,168     42,079,341
             Shares issued in
                 consideration of
                 the acquisition of
                 mining properties                -               -      1,276,563         191,485       1,282,235        259,167
             Shares issued in
                 repayment of debt                -               -        333,333          50,000               -              -
             Shares issued in payment
                 of royalties                     -               -              -               -         729,234        243,564
             Shares issued -
                 private placement                -               -      1,050,000         199,500               -              -
             ----------------------------------------------------------------------------------------------------------------------
             Shares issued, at end       38,657,533      43,023,057     38,657,533      43,023,057      35,997,637     42,582,072
             ======================================================================================================================

         c)  To be issued

                                                                     2000                                     1999
                                                         SHARES               AMOUNT               Shares              Amount
                                                      -----------------------------------------------------------------------------
                                                                                 $                                        $
             Shares to be issued in
                 payment of the royalty
                 repurchase *                              6,000,000            1,500,000           6,000,000            1,500,000
             ======================================================================================================================


                * During 2000, the Company's financial situation resulted in delays in issuing the above shares. The issue has been postponed to the next financial year.

        d)   Stock options

        Under the stock option plan for employees, officers, directors and suppliers of the Company and its subsidiary, the Company may, at its discretion, grant certain employees, officers, directors and suppliers options to purchase shares of the Company. The exercise price is set by the Board of Directors, but cannot be less than the closing price of the shares on the day preceding the date of grant. The shares may be exercised as of the date on which they are granted. Each option must be exercised within five years, except in cases of retirement, termination of employment or death. The number of common shares reserved for issuance under the stock option plan is 3,132,990.

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

10.     SHARE CAPITAL (CONT'D)

        d) Stock options (cont'd)

        Changes in all options to purchase shares of the Company during the past two years are as follows:


                                                                      2000                                    1999
                                                 ---------------------------------------------------------------------------------
                                                                                   WEIGHTED                              WEIGHTED
                                                                                    AVERAGE                               AVERAGE
                                                      NUMBER                       EXERCISE       Number                 EXERCISE
                                                    OF OPTIONS                        PRICE     of options                  PRICE
                                                 ---------------------------------------------------------------------------------
                                                                                  $                                         $

             Outstanding, beginning
                 of year                            2,015,000                     0.75            1,487,500                  0.98
             Granted                                        -                        -              580,000                  0.25
             Expired or cancelled                    (565,000)                    1.26              (52,500)                 1.76
             ---------------------------------------------------------------------------------------------------------------------
             Outstanding, end of year               1,450,000                     0.55             2,015,000                 0.75
             =====================================================================================================================

             Information on stock options outstanding as at December 31, 2000 is as follows:

                                                      OUTSTANDING EXERCISABLE OPTIONS
             ---------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                                                                         AVERAGE
                                                                                        REMAINING
                                                                                        CONTRACTUAL                    WEIGHTED
                           RANGE OF                         NUMBER                          LIFE                  AVERAGE EXERCISE
                          EXERCISE PRICES                OF OPTIONS                      (YEARS)                           PRICE
             ---------------------------------------------------------------------------------------------------------------------
                                  $                                                                                          $

                             0.25 - 0.37                  1,000,000                          2.7                             0.31
                             1.09 - 1.10                    450,000                          0.3                             1.09
             ---------------------------------------------------------------------------------------------------------------------
                                                          1,450,000                          1.9                             0.55
             =====================================================================================================================

        e) Warrants

        In consideration for the financial support received from Societe de developpement de la Baie James during 1998 and 1999, the Company is committed to issue 628,571 warrants. Each warrant entitles the holder to purchase one share of the Company at $0.35 per share, until October 7, 2003.

        The Company is committed to issue 250,000 shares at $0.21 per share and 21,000 shares at $0.19 per share in respect of warrants expiring on June 30, 2001.

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

11.     REVENUE FROM METAL SALES

        Revenue from metal sales for the years ended 2000 and 1999 consists of gold ounces recovered after the Chibougamau mill was withdrawn from service.

12.     FINANCIAL COSTS

                                                                           2000                    1999
                                                                    ------------------------------------------
                                                                             $                       $

         Interest on long-term debt                                          29,701                  133,333
         Interest on current portion and financial costs                    280,204                  761,513
         -----------------------------------------------------------------------------------------------------
                                                                            309,905                  894,846
         =====================================================================================================

13.     INCOME TAXES AND MINING RIGHTS

        The recovery of income taxes and mining rights in the consolidated statements of operations is partly comprised of mining rights recovered during the year.

        As at December 31, 2000, future income tax assets and liabilities are as follows:

                                                                                              $
        Future income tax assets:
            Deferred development expenses-CDE                                               9,401,975
            Deferred exploration costs-CEE                                                  3,248,819
            Non-capital losses                                                                509,440
        -----------------------------------------------------------------------------------------------
                                                                                           13,160,234
        Future income tax liabilities:
            Property, plant and equipment                                                    (902,258)
        -----------------------------------------------------------------------------------------------
                                                                                           12,257,975

        Valuation allowance                                                               (12,257,975)
        -----------------------------------------------------------------------------------------------
                                                                                                    -
        ===============================================================================================

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

14.     PENSION PLAN

        The Company has a final-pay non-contributory defined benefit plan for its hourly employees.

        Information on the defined benefit plan is as follows:

                                                                                           2000
                                                                                      -----------------
                                                                                            $
        Accrued benefit obligations
             Balance, beginning of year                                                     8,673,700
             Current service cost                                                               1,100
             Interest cost                                                                    607,500
             Benefit payments                                                                (589,500)
             Actuarial losses                                                                 520,300
        -----------------------------------------------------------------------------------------------
             Balance, end of year                                                           9,213,100
        -----------------------------------------------------------------------------------------------

        Plan assets
             Fair value, beginning of year                                                 10,272,800
             Employer contributions                                                             1,000
             Actual return on plan assets                                                     739,600
             Write-off of plan assets                                                        (761,300)
             Benefit payments                                                                (589,500)
        -----------------------------------------------------------------------------------------------
             Fair value, end of year                                                        9,662,600
        -----------------------------------------------------------------------------------------------

        Funded status                                                                         449,500
             Unamortized net actuarial loss                                                   529,100
        -----------------------------------------------------------------------------------------------
        Accrued benefit assets                                                                978,600
        ===============================================================================================

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

14.     PENSION PLAN (CONT'D)

        The significant actuarial assumptions used by the Company to assess its accrued benefit obligations are as follows:

                                                                                                2000
                                                                                         -------------------

         Beginning of year:
         Discount rate                                                                               7.25%
         Expected long-term rate of return on plan assets                                            7.50%
         Rate of compensation increase                                                                 N/A

         End of year:
         Discount rate                                                                               6.75%
         Expected long-term rate of return on plan assets                                            7.50%
         Rate of compensation increase                                                                 N/A

         Net employee future benefit expense
             Current service cost                                                                    1,100
             Interest cost                                                                         607,500
             Write-off of plan assets                                                              761,300
             Expected return on plan assets                                                       (748,400)
         ---------------------------------------------------------------------------------------------------
         Net benefit expense                                                                       621,500
         ===================================================================================================

15.     COMMITMENTS

        The commitments of the Company under operating leases for premises and equipment total $72,900. Minimum payments required in each of the next years are as follows:

                                                       $

                        2001                        38,000
                        2002                        34,900

        In addition, the Company is committed to pay royalties on the net smelter return at various rates or based on the number of tons of ore processed at the Chibougamau mill.

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================


16.     SUBSEQUENT EVENTS

        a) On March 8, 2001, MSV Resources Inc. ("MSV") completed the financing for the Copper Rand 5000 project. Three institutions, namely SOQUEM Inc., Societe de developpement de la Baie James and the Fonds de solidarite des travailleurs du Quebec ("FTQ"), invested $21,000,000 in the share capital of a new private company, Corporation Copper Rand Inc. ("CCR"). The partners' investment accounts for 84% of the share capital, or 28% each, for a total of 210,000 shares. The institutions can exchange up to 150,000 shares of the new company for convertible debentures of MSV between the 25th and 36th month, inclusive, following the date of completion of financing or in the 90 days following the sale of more than half the share capital of MSV or of a substantial portion of the assets of MSV (including a merger transaction). These debentures, bearing interest at an annual prime rate of 8% and including additional interest based on the price of metals, will be exchangeable for MSV shares at the price of $0.25 per share. This exchange will increase MSV's interest in CCR proportionately.

                Investissement Quebec will advance up to $22,000,000 to CCR in the form of a loan. This loan carries a five-year stock option entitling Investissement Quebec to subscribe for 25,000 shares of CCR at $100 per share. The shares issued after these options are exercised will immediately be exchanged for MSV shares at $0.25 per share. The exchange will increase MSV's interest in CCR. As promoter and manager, MSV guaranteed the loan from Investissment Quebec.

                The project is also eligible for government subsidies and refundable mining rights credits totalling $7,800,000.

                Under this financing arrangement, MSV sold the mining assets related to the Copper Rand 5000 project to CCR for approximately $13,191,000 in consideration of the following:

                                                                                                 $
-          A 16% interest in the voting shares of CCR                                          4,000,000
-          Repayment of the advances to the institutional partners                             3,191,000
-          Repayment of the short-term loan                                                    1,000,000
-          Payment of the amount due as settlement of the proposal to creditors                5,000,000
                                                                                               ---------
                                                                                              13,191,000
                                                                                             ===========

                The gain on the disposal of mining assets is estimated at approximately $2,700,000 and will be recognized during 2001.

                MSV holds an option with the institutions to repurchase, at any time, up to 60,000 shares of CCR at $100 per share plus 10% per year, in order to increase its interest in the project to 40%.

MSV RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
================================================================================

16.     SUBSEQUENT EVENTS (CONT'D)


                In addition, under the management agreement entered by MSV and CCR, the Company will act as manager of the project and will be compensated on the basis of a lump sum of $15,000 per month plus reimbursement at cost of all expenses incurred in the course of the project.

        b) On March 28, 2001, MSV announced, jointly with Campbell Resources Inc. and GeoNova Explorations Inc., that these three companies had signed an agreement to amalgamate their operations. This transaction, however, is subject to final approval by the respective boards of directors as well as approval by the regulatory authorities and the shareholders.

                  CONSOLIDATED FINANCIAL STATEMENTS OF GEONOVA

















                                                Financial statements of

                                                GEONOVA EXPLORATIONS INC.

                                                April 30, 2000, 1999 and 1998

GEONOVA EXPLORATIONS INC.
TABLE OF CONTENTS
---------------------------------------------------------------------------------
Auditors' report.......................................................F-23


Statements of loss and deficit.........................................F-24


Balance sheets.........................................................F-25


Statements of cash flows...............................................F-26


Notes to the financial statements......................................F-27

Samson Belair/Deloitte & Touche, S.E.N.C.
Assurance and Advisory Services
1 Place Ville-Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel.: (514) 393-7115
Fax: (514) 390-4113
www.deloitte.ca



AUDITORS' REPORT


To the Directors of
GeoNova Explorations Inc.

We have audited the balance sheets of GeoNova Explorations Inc. as at April 30, 2000 and 1999 and the statements of loss and deficit and cash flows for each of the years in the three-year period ended April 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended April 30, 2000 in accordance with Canadian generally accepted accounting principles.




/s/ Samson Belair/Deloitte & Touche
Chartered Accountants

June 9, 2000 (except for Note 9 which is dated May 7, 2001)
Montreal, Quebec

GEONOVA EXPLORATIONS INC.
STATEMENTS OF LOSS AND DEFICIT

----------------------------------------------------------------------------------------------------------------------------------
                                                  Nine months ended                               Years ended
                                                     January 31,                                   April 30,
                                          --------------------------------   -----------------------------------------------------
                                              2001               2000             2000               1999               1998
                                          --------------------------------   -----------------------------------------------------
                                                $                  $                $                   $                 $
                                                     (unaudited)

REVENUE
    Interest                                      857               2,688           2,824              3,172              38,886
----------------------------------------------------------------------------------------------------------------------------------
Expenses
    Wages and benefits                          4,681              27,361          29,241            177,840             173,200
    Professional and management
       fees                                   102,593              92,105         128,012             91,876             113,043
    Office                                     17,625              23,055          30,929             55,313             102,374
    Travel and promotion                        1,768              14,052          15,170             29,982              57,434
    Shareholders' information                  18,057              14,514          14,962             32,112              43,650
    Transfer agent's fees                       8,089               8,100          10,260              8,824               9,557
    Interest on long-term debt                      -                   -               -                  -               7,150
    Bank charges and interest                     798                 911           1,101              1,825               3,769
    Filing fees                                 8,202               1,655           1,855              5,406               6,719
    (Gain) loss on disposal of assets          (2,350)               (841)           (841)             1,472                   -
    Amortization of fixed assets                4,974               7,149           9,545             13,859              18,550
----------------------------------------------------------------------------------------------------------------------------------
                                              164,437             188,061         240,234            418,509             535,446
----------------------------------------------------------------------------------------------------------------------------------

Loss before undernoted items                  163,580             185,373         237,410            415,337             496,560

Other revenues (Note 3d)                      (19,864)            (60,185)        (60,185)                 -                   -

Write-off of resource properties                    -             476,274       1,614,899            127,136              71,346

Large corporations tax                              -                   -               -                255                 463
----------------------------------------------------------------------------------------------------------------------------------
Net loss                                      143,716             601,462       1,792,124            542,728             568,369

Share issue costs                                 250                   -               -                  -              27,507

Deficit, beginning of year                  8,984,672           7,192,548       7,192,548          6,649,820           6,053,944
----------------------------------------------------------------------------------------------------------------------------------
Deficit, end of year                        9,128,638           7,794,010       8,984,672          7,192,548           6,649,820
----------------------------------------------------------------------------------------------------------------------------------

Loss per share                                      -                0.02            0.06               0.02                0.02
----------------------------------------------------------------------------------------------------------------------------------

GEONOVA EXPLORATIONS INC.
BALANCE SHEETS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            JANUARY 31,                     April 30,
                                                                                              -------------------------------------
                                                                               2001               2000                   1999
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 $                  $                      $
                                                                            (unaudited)
ASSETS
Current assets
     Cash and cash equivalents                                                  40,416              18,549                221,696
     Accounts receivable                                                        19,532              54,359                 66,036
     Prepaid expenses                                                            5,346               8,270                 17,542
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                65,294              81,178                305,274

Fixed assets                                                                    19,162              24,135                 35,120
Resource properties (Note 3)                                                 8,197,221           8,130,477              9,538,635
Investment (Note 4)                                                             46,837              25,000                 25,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             8,328,514           8,260,790              9,904,029
-----------------------------------------------------------------------------------------------------------------------------------


LIABILITIES
Current liabilities
     Accounts payable and accrued liabilities                                   98,128              70,438                 58,271
-----------------------------------------------------------------------------------------------------------------------------------

Deferred mining rights                                                         588,215             588,215                570,997
-----------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
     Capital stock (Note 5)                                                 16,770,809          16,586,809             16,467,309
     Deficit                                                                (9,128,638)         (8,984,672)            (7,192,548)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             7,642,171           7,602,137              9,274,761
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             8,328,514           8,260,790              9,904,029
-----------------------------------------------------------------------------------------------------------------------------------






APPROVED BY THE BOARD

/s/ Andre Y. Fortier,
 ..............................................................Director

/s/ Florent Gauthier,
 ..............................................................Director

GEONOVA EXPLORATIONS INC.
STATEMENTS OF CASH FLOWS


----------------------------------------------------------------------------------------------------------------------------------

                                                  Nine months ended                               Years ended
                                                     January 31,                                   April 30,
                                          --------------------------------   -----------------------------------------------------
                                              2001               2000             2000               1999               1998
                                          --------------------------------   -----------------------------------------------------
                                                $                  $                $                   $                 $
                                                     (unaudited)

OPERATING ACTIVITIES
    Net loss                                 (143,716)          (601,462)      (1,792,124)          (542,728)           (568,369)
    Items not affecting cash and
       cash equivalents
          Amortization of fixed
             assets                             4,974              7,149            9,545             13,859              18,550
          Write-off of resource
             properties                             -            476,274        1,614,899            127,136              71,346
          (Gain) loss on disposal of
             assets                            (2,350)              (841)            (841)             1,472                   -
----------------------------------------------------------------------------------------------------------------------------------
                                             (141,092)          (118,880)        (168,521)          (400,261)           (478,473)
----------------------------------------------------------------------------------------------------------------------------------
Changes in non-cash operating
    working capital items
       Accounts receivable                     34,827             42,862           11,677            265,599            (192,678)
       Prepaid expenses                         2,924              1,174            9,272             19,563             (19,142)
       Accounts payable and
          accrued liabilities                  27,690             19,837           12,167            (54,582)           (619,665)
----------------------------------------------------------------------------------------------------------------------------------
                                               65,441             63,873           33,116            230,580            (831,485)
----------------------------------------------------------------------------------------------------------------------------------
Cash provided by (used for)
    explorations activities                   (75,651)           (55,007)        (135,405)          (169,681)         (1,309,958)
----------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
    Long-term debt                                  -                  -                -                  -            (153,829)
    Third party's participation                     -             46,055           49,178            111,037             349,324
    Grants for exploration work                     -             25,000           25,000             50,000             308,807
    Deferred mining rights                          -                  -           17,218            219,203             174,350
    Issuance of share capital                 130,000                  -           67,500                  -             501,036
    Share issue costs                            (250)                 -                -                  -             (27,507)
----------------------------------------------------------------------------------------------------------------------------------
Cash provided by financing
    activities                                129,750             71,055          158,896            380,240           1,152,181
----------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
    Fixed assets                                    -                  -             (225)            (4,840)            (11,643)
    Proceeds on disposal of assets              3,400              2,281            2,506             10,472                   -
    Investments                               (17,888)                 -                -                  -                   -
    Resource properties                       (17,744)          (211,063)        (228,919)          (311,794)         (2,700,669)
    Advance to a mining company                     -                  -                -                  -             (25,000)
----------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities             (32,232)          (208,782)        (226,638)          (306,162)         (2,737,312)
----------------------------------------------------------------------------------------------------------------------------------

Net cash inflow (outflow)                      21,867           (192,734)        (203,147)           (95,603)         (2,895,089)
Cash and cash equivalents,
    beginning of year                          18,549            221,696          221,696            317,299           3,212,388
----------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
    END OF YEAR                                40,416             28,962           18,549            221,696             317,299
----------------------------------------------------------------------------------------------------------------------------------

Supplemental cash flow information
    Issuance of share capital for
       acquisition of mining claims            54,000             52,000           52,000             30,035              70,000

GEONOVA EXPLORATIONS INC.
Notes to Financial Statements
Years ended April 30, 2000, 1999 and 1998


1.       STATUS AND NATURE OF ACTIVITIES

         The Company, incorporated under the Company Act (British Columbia) and continued on January 25, 1996 under section 187 of the Canada Business Corporations Act, is in the process of exploring its resource properties and has not determined whether these properties contain ore reserves which are economically recoverable.

         The recoverability of amounts shown for resource properties is dependent upon the discovery of economically recoverable reserves and the ability of the Company to obtain necessary financing to complete development and future profitable production.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Unaudited interim financial statements - January 31, 2001 and 2000

         The unaudited interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles on the same basis as the preceding year. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine months ended January 31, are not necessarily indicative of the results that may be expected for the year ending April 30, 2001.

         Cash and cash equivalents

         Cash and cash equivalents comprise unrestricted cash and highly liquid investments with original maturity of three months or less.

         Fixed assets

         Fixed assets are recorded at cost and amortized on a declining basis at a rate of 30%.

         Resource properties

         Acquisition costs of mining claims together with direct exploration and development expenses thereon are deferred. When production is attained these costs will be amortized. Costs relating to properties abandoned are written off when the decision to abandon is made. When deferred expenses on individual properties exceed the estimated net realizable value, the properties are written down to the estimated value.

         Share issue expenses

         Share issue expenses are charged to deficit in the year in which they are incurred.

         Loss per share

         Loss per share is based on the weighted average number of shares outstanding during the year.

         Financial instruments

         The book values of the financial instruments of the Company such as cash, short-term investments, accounts receivable and accounts payable and accrued liabilities are similar to the fair values given the very short term of these financial instruments.

GEONOVA EXPLORATIONS INC.
Notes to Financial Statements
Years ended April 30, 2000, 1999 and 1998



3.         RESOURCE PROPERTIES
           Resource properties are comprised of mining claims and exploration expenses as follows:

                                           Mining claims                                         Exploration expenses
                        -----------------------------------------------------  ------------------------------------
                                                                                                         Third
                                     Balance                                    Balance                  party's
                        Undivided      at                           BALANCE       at                 participation/
                        interests   beginning  Increase   Write-off  AT END    beginning   Increase      grants
                        -----------------------------------------------------  ------------------------------------
                            %           $          $         $         $           $          $           $

Colline Brulee                   -          -          -         -         -      208,310        -              -
Colline Noire                    -     25,060          -    25,060         -      142,722        -              -
Dejour                           -     52,814          -    52,814         -      459,505    (307)              -
Lac Harbour *                   50     72,843          -         -    72,843      498,476    1,518              -
Groupe principal *               -     26,116          -    26,116         -      263,160        -              -
Diomines Extension             100      5,060          -         -     5,060      219,021    1,322              -
Desjardins *                   100    111,910          -         -   111,910    1,910,344    2,271              -
Gander *                        a)    111,600          -         -   111,600      710,904    4,594              -
Franquet *                     100          -          -         -         -      147,360        -              -
Cavelier *                     100      4,684          -         -     4,684      557,528    2,688              -
Cavelier Extension             100          -          -         -         -       48,227    1,087            121
Borduas Martel                  b)    154,446          -         -   154,446    1,076,616    1,458              -
Bloc Haufan                     c)      9,541      6,855         -    16,396      148,987    1,672              -
Bloc Diana                      c)      9,541      6,855         -    16,396       16,884    1,230              -
Bloc Diana -Obatogamau          c)      9,541      6,855         -    16,396      867,796    4,814              -
Bloc Fancamp                    c)      9,541      6,855         -    16,396      896,907    5,084              -
Bloc Dolbo                      c)     13,761      6,855         -    20,616       70,290        -              -
Riviere Manitou Est            100          -          -         -         -      295,478        -              -
Riviere Manitou Ouest          100          -          -         -         -       32,335      102              -
Berthiaume                   25.75          -          -         -         -      194,718    5,222          (516)
Noyelles                     25.75          -          -         -         -       44,563  113,078         74,573
Bergere                          -          -          -         -         -        5,466        -              -
Syndicat 96 LaGrande             -          -          -         -         -       78,877        -              -
Syndicat 96 32G                  -          -          -         -         -       21,305    3,956              -
Pitt *                          d)          -     95,610         -    95,610        6,398    1,245              -
-------------------------------------------------------------------------------------------------------------------

                                      616,458    129,885   103,990   642,353    8,922,177  151,034         74,178
-------------------------------------------------------------------------------------------------------------------

Resource properties

-------------------------------------------------------------------------------------------------------------------
                          Exploration expenses
                         -----------------------


                                      BALANCE
                          Write-off    AT END
                         -----------------------
                              $           $

Colline Brulee              208,310.          -
Colline Noire                142,722          -
Dejour                       459,198          -
Lac Harbour *                      -    499,994
Groupe principal *           263,160          -
Diomines Extension                 -    220,343
Desjardins *                       -  1.912,615
Gander *                           -    715,498
Franquet *                         -    147,360
Cavelier *                         -    560,216
Cavelier Extension                 -     49,193
Borduas Martel                     -  1,078,074
Bloc Haufan                        -    150,659
Bloc Diana                         -     18,114
Bloc Diana -Obatogamau             -    872,610
Bloc Fancamp                       -    901,991
Bloc Dolbo                         -     70,290
Riviere Manitou Est          295,478          -
Riviere Manitou Ouest         32,437          -
Berthiaume                         -    200,456
Noyelles                           -     83,068
Bergere                        5,466          -
Syndicat 96 LaGrande          78,877          -
Syndicat 96 32G               25,261          -
Pitt *                             -      7,643
------------------------------------------------

                           1,510,909  7,488,124
------------------------------------------------

Resource properties                   8,130,477

------------------------------------------------



* These resource properties are subject to royalties varying from 1% to 3% on the net smelter return and/or 5% to 20% on the net profit of production on all or a portion of the properties.

GEONOVA EXPLORATIONS INC.
Notes to Financial Statements
Years ended April 30, 2000, 1999 and 1998





3.      RESOURCE PROPERTIES (CONTINUED)

        a.      Gander

        The Company entered into an agreement to acquire 100% of the property in return for an amount of $10,000 in common shares to be issued and a royalty on net smelter return of 3% on this property and a 2% royalty on net smelter return on the Franquet property.

        b.      Borduas - Martel

        The Company has an option to acquire 100% interest in a property located in Bruneau and Desjardins Townships. Under the terms of this agreement, the Company must issue 200,000 common shares, pay $100,000 per year in cash or issue shares beginning on November 1, 2000 as an instalment on royalties if no production is derived from the site.

        This property will be subject to a royalty of 2% on the net smelter return or an amount of $1 per ton of all ore extracted, processed or sold, from the property. The Company has the option to reduce the royalty to a minimum of 1% in consideration of $1,000,000 or $100,000 for each 0.1%.

        c.      Dolbo, Diana, Diana-Obatogamau, Fancamp and Haufan Blocks

           i) The Company has the option to acquire undivided interests in certain properties located in Fancamp, Queylus and Hauy townships. These interests can reach 100% with the exception of Dolbo, which is limited to 63.83%. Under the terms of a new agreement, the Company must incur $3,500,000 in exploration work, including $2,500,000 before September 1, 2000 and $500,000 per year for the following two consecutive years; produce a feasibility study before December 31, 2002 and issue 200,000 shares before September 1, 2000.

                In the event that a feasibility study is completed by December 31, 2002, the Company must offer the vendor the option to repurchase 50% of the interest the Company has acquired in all the properties involved in consideration of the full reimbursement of the exploration expenses incurred and costs related to the feasibility study on the properties, and then to form a joint venture. The vendor may also choose to receive a royalty of 2% of the net smelter return instead of the right to repurchase the 50% interest.

                The Diana-Obatogamau, Diana and Fancamp properties are subject to royalties of 10%, 7.5% and 10% respectively on net production profit and the Diana-Obatogamau property is subject to a 1.0% net smelter return royalty.

GEONOVA EXPLORATIONS INC.
Notes to Financial Statements
Years ended April 30, 2000, 1999 and 1998


3.      RESOURCE PROPERTIES (CONTINUED)

        c.      Dolbo, Diana, Diana-Obatogamau, Fancamp and Haufan Blocks
                (continued)

                ii) A second agreement was signed to acquire the remaining 36.17% interest in the Dolbo Block in consideration of an option to purchase 25,000 shares exercisable at various prices according to the exercise date, and $300,000 in exploration work before December 31, 2000.

                        This second agreement provides the vendor with the option of receiving either a 2% net smelter return royalty or the option to repurchase 50% of the overall interest held in the property in consideration of the reimbursement of all of the exploration expenses incurred and the costs related to the feasibility study, and then to form a joint venture. However, this right of repurchase is subordinate to the right granted under agreement described in Note 3 c) i).

        d.      Pitt

                During the year, the Company entered into an agreement with SOQUEM INC. by which SOQUEM could acquire a 50% interest in the property by executing exploration work for an amount of $225,000 before July 31, 2002, by paying, on GeoNova's behalf, the sum of $75,000 to the current holders of a 2% royalty on the net smelter return and by paying, as an additional right to purchase, the value of GeoNova's share in exploration work completed on the Berthiaume and Noyelles properties to December 31, 2000 up to an amount of $100,000. AS AT APRIL 30, 2000 AN AMOUNT OF $60,185 HAS BEEN PAID BY SOQUEM FOR GEONOVA'S PARTICIPATION AS AN ADDITIONAL RIGHT TO PURCHASE.

                In addition, SOQUEM could acquire an additional interest of 30% by completing $400,000 in exploration work before July 31, 2004.

4.      INVESTMENT

                                                                                                 2000                   1999
                                                                                          ----------------------------------------
                                                                                                   $                      $
         Matamec Explorations Inc., at cost (87,591 common shares)
             (Market value $17,518)                                                                25,000                 25,000
----------------------------------------------------------------------------------------------------------------------------------

GEONOVA EXPLORATIONS INC.
Notes to Financial Statements
Years ended April 30, 2000, 1999 and 1998

5.      CAPITAL STOCK

        a)      Authorized

                      100,000,000  common shares, without par value

                                                                                                 2000                   1999
                                                                                          ----------------------------------------
                                                                                                   $                      $
             Issued
                       32,257,122  common shares
                                   (31,007,122 in 1999)                                        16,586,809             16,467,309
----------------------------------------------------------------------------------------------------------------------------------

        b)      During the years, the Company issued shares as follows:


                                                                               Number
                                                                              of shares               Amount
                                                                         ----------------------------------------
                                                                                                         $
BALANCE AS AT APRIL 30, 1997                                                  29,552,916             15,935,338
Conversion of long-term debt                                                     434,517                150,691
Interest on long-term debt                                                        20,618                 10,288
Mining claims acquisitions                                                       154,059                 70,000
Exercise of stock options                                                         30,000                  7,200
Exercise of warrants                                                             571,429                262,857
-----------------------------------------------------------------------------------------------------------------
BALANCE AS AT APRIL 30, 1998                                                  30,763,539             16,436,374
Mining claims acquisitions                                                       243,583                 30,935
-----------------------------------------------------------------------------------------------------------------
BALANCE AS AT APRIL 30, 1999                                                  31,007,122             16,467,309
Mining claims acquisitions                                                       800,000                 52,000
Exercise of stock options                                                        450,000                 67,500
-----------------------------------------------------------------------------------------------------------------
BALANCE AS AT APRIL 30, 2000                                                  32,257,122             16,586,809
Mining claims acquisitions (unaudited)                                           466,667                 54,000
Exercise of stock options (unaudited)                                            200,000                 30,000
-----------------------------------------------------------------------------------------------------------------
BALANCE AS AT JANUARY 31, 2001 (UNAUDITED)                                    32,923,789             16,670,809
-----------------------------------------------------------------------------------------------------------------

        c)      Shares to be issued

Balance as at January 31, 2001
  Private placement (unaudited)                                                  666,667                100,000
-----------------------------------------------------------------------------------------------------------------

GEONOVA EXPLORATIONS INC.
Notes to Financial Statements
Years ended April 30, 2000, 1999 and 1998



5.      CAPITAL STOCK (CONTINUED)

        d) During the year, the Company purchased mining claims through the issue of share capital as follows:


                                                        2000                       1999                        1998
                                                NUMBER                    Number                        Number
                                               OF SHARES      AMOUNT     of shares       Amount        of shares       Amount
                                         ------------------------------------------------------------------------------------------
                                                                 $                          $                             $

             Bloc Dolbo                        100,000           6,500          -               -               -              -
             Bloc Diana                        100,000           6,500          -               -               -              -
             Bloc Diana-Obatogamau             100,000           6,500          -               -               -              -
             Bloc Fancamp                      100,000           6,500          -               -               -              -
             Bloc Haufan                       100,000           6,500          -               -               -              -
             Pitt                              300,000          19,500          -               -               -              -
             Borduas-Martel                          -               -    243,583          30,935          95,693         40,000
             Gander        -                         -               -          -               -          58,366         30,000
-----------------------------------------------------------------------------------------------------------------------------------
                                               800,000          52,000    243,583          30,935         154,059         70,000
-----------------------------------------------------------------------------------------------------------------------------------

        e) As at April 30, 2000, director's and employees' stock options to purchase common shares were outstanding as follows:


                                                                  Exercise
                  Number of shares                                  price                                         Maturity date
                --------------------------------------------------------------------------------------------------------------------
                                                                      $

                         25,000                                      0.24                                            July 20, 2000
                        500,000                                      0.66                                             May 13, 2001
                         25,000                                      0.66                                            June 18, 2001
                        325,000                                      0.40                                             July 8, 2002
                        900,000                                      0.15                                             May 28, 2004
                         75,000                                      0.15                                              July 8,2004

6.      RELATED PARTY TRANSACTIONS

        During the year ended April 30, 2000, legal services were rendered to the Company for an amount of $40,340 ($4,588 in 1999) by a law firm in which a director of the Company is a partner. Furthermore, an amount of $54,727 ($98,556 in 1999) was paid to MSV Resources Inc., which is related through its directors and officers, for management services provided by the latter.

GEONOVA EXPLORATIONS INC.
Notes to Financial Statements
Years ended April 30, 2000, 1999 and 1998



7.      FUTURE TAX BENEFITS

        The Company currently shows losses other than capital losses or losses in fiscal deductions exceeding the accounting value of current assets by $11,133,000. These losses and deductions will serve to reduce taxable revenues in the future.

8.      FINANCING AGREEMENT

        Teck Corporation holds a right of first refusal on the financing of all mining projects. This right expires September 30, 2001.

9.      SUBSEQUENT EVENT

        On March 28, 2001, the Company announced, jointly with Campbell Resources Inc. and MSV Resources Inc., that these three companies had signed an agreement to amalgamate their operations. This transaction, however, is subject to final approval by the respective boards of directors as well as approval by the regulatory authorities and the shareholders.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma financial information gives pro forma effect to the proposed merger of Campbell Resources inc. << CCH >>, MSV Resources inc.
<< MSV >> and GeoNova Explorations inc. << GNE >>, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma financial statements give effect to a definitive merger agreement providing for the acquisition by CCH of all outstanding shares of MSV and GNE on the basis of 4.1 shares of MSV and 10 shares of GNE for one share of CCH. This financial information was prepared from, and should be read in conjunction with, the historical consolidated financial statements, including applicable notes thereto, of CCH, MSV and GNE included elsewhere in this proxy circular.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 gives effect to the transaction as if it had occurred on January 1, 2000.

The unaudited pro forma consolidated balance sheet as at December 31, 2000 gives effect to the transaction as if it had occurred at that date.

The unaudited pro forma consolidated financial information was prepared for illustrative purpose only. This information does not purport to represent what the actual result of operations or financial position of CCH would have been if the merger had actually occurred on the dates assumed and does not necessarily indicate what CCH's future operating results or consolidated financial position will be.

The unaudited pro forma consolidated financial information was prepared in accordance with Canadian generally accepted accounting principles (GAAP), which differs in certain material respects from U.S. GAAP. Note 12 to the CCH consolidated financial statements for the year ended December 31, 2000 included elsewhere in this proxy circular describes the principle differences between Canadian GAAP and U.S. GAAP as they relate to CCH. The notes to the unaudited pro forma consolidated financial information present material adjustments to pro forma net loss and pro forma consolidated shareholders' equity which would be required if U.S. GAAP had been applied.

The proposed merger will be accounted for using the purchase method of accounting under both Canadian and U.S. GAAP.

The pro forma adjustments presented in the unaudited pro forma consolidated financial information give effect to estimates made by CCH management and assumptions that it believes to be reasonable. The unaudited pro forma consolidated financial information does not take into account any synergies or cost savings which may or are expected to occur as a result of the merger.

The pro forma consolidated financial information as at and for the year ended December 31, 2000 should be read in conjunction with the notes thereto included in the following pages and the financial statements referred to above. The pro forma consolidated statement of operations may not be indicative either of results that actually would have occurred if the business combinations had taken place on the dates indicated, or the results which may be achieved in the future.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

CAMPBELL RESOURCES INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(Expressed in thousands of Canadian dollars except per share data)

                                               CCH                MSV              GNE                                    CCH
                                                                                                                       PRO FORMA
                                            YEAR ENDED        YEAR ENDED      12 MONTHS ENDED     PRO FORMA            YEAR ENDED
                                            DECEMBER,31       DECEMBER,31        JANUARY,31       ADJUSTEMENTS  NOTES  DECEMBER,31
                                               2000              2000              2001                                   2000
                                            (AUDITED)         (AUDITED)         (UNAUDITED)
                                           -------------    ---------------   ---------------   ---------------      ---------------


METAL SALES                                  $   15,682            $   196          $      -                               $ 15,878
                                           -------------    ---------------   ---------------                        ---------------

EXPENSES
  Mining                                         25,272                  -                 -               696 2(iii)        25,968
  General administration                          2,633                984               208                                  3,825
  Severance pay                                     761                  -                 -                                    761
  Depreciation and amortization                   4,641                 44                 8                                  4,693
  Exploration                                     2,370                  -                 -                                  2,370
  Care and maintenance                              383              1,443                 -                                  1,826
                                           -------------    ---------------   ---------------   ---------------      ---------------
                                                 36,060              2,471               216               696               39,443
                                           -------------    ---------------   ---------------   ---------------      ---------------
Loss from operations before writedown
    and loss on sale of mining interests        (20,378)            (2,275)             (216)                               (23,565)

Writedown and loss on sale of mining
    interests                                    45,674                  -             1,139                                 46,813
                                           -------------    ---------------   ---------------   ---------------      ---------------

Loss from operations                            (66,052)            (2,275)           (1,355)                -              (70,378)
                                           -------------    ---------------   ---------------   ---------------      ---------------

Other income (expense)
  Debt forgiveness                                    -              5,629                 -                                  5,629
  Gain on the sale of Copper Rand mining
      assets                                          -                  -                 -             2,310 2(i)           2,310
  Other income                                    1,900                 80                20                                  2,000
  Interest Expense                                 (318)              (310)                -                                   (628)
                                           -------------    ---------------   ---------------   ---------------      ---------------
                                                  1,582              5,399                20             2,310                9,311
                                           -------------    ---------------   ---------------   ---------------      ---------------

Earnings (Loss) before taxes                    (64,470)             3,124            (1,335)            1,614              (61,067)
Income and mining tax recovery                      900                137                 -                 -                1,037
                                           -------------    ---------------   ---------------   ---------------      ---------------

NET EARNINGS (LOSS)                           $ (63,570)           $ 3,261          $ (1,335)          $ 1,614            $ (60,030)
                                           =============    ===============   ===============   ===============      ===============


LOSS PER SHARE                                $   (4.04)                                                                  $   (1.92)
                                           =============                                                             ===============

WEIGHTED AVERAGE NUMBER OF
  OUTSTANDING COMMON SHARES ('000)               15,733                                                 15,611               31,344
                                           =============                                        ===============      ===============

UNAUDITED PRO FORMA BALANCE SHEET

CAMPBELL RESOURCES INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)
(Expressed in thousands of Canadian dollars)

                                                                                                                          CCH
                                                   CCH          MSV        GNE                                          PRO FORMA
                                               DECEMBER,31  DECEMBER,31  APRIL,30   PRO FORMA                          DECEMBER,31
                                                  2000         2000        2000    ADJUSTEMENT    NOTES                   2000
                                                  ----         ----        ----   ------------    -----                   ----
ASSETS

CURRENT ASSETS
Cash and short-term deposits                      $  4,548   $     45   $    19                                          $  4,612
Money market instruments                                 -          -         -                                                 -
Receivables                                          1,684        138        54                                             1,876
Restricted cash                                        840          -         -                                               840
Inventories                                          4,420      2,646         -       (2,022)2(i)                           5,044
Prepaids                                               539         68         8                                               615
                                                -----------  ---------  --------    ---------                           ----------
  Total current assets                              12,031      2,897        81       (2,022)                              12,987
                                                -----------  ---------  --------    ---------                           ----------

OTHER ASSETS                                           628      1,523        25         (428)2(i)                           1,748
INVESTMENT                                               -          -         -        4,000 2(i)                           4,000
FUTURE INCOME TAX ASSETS                             1,742          -         -                                             1,742
MINING INTERESTS                                    15,199     11,828     8,155       (9,859)2(i) (ii)                     25,323
                                                -----------  ---------  --------    ---------                           ----------

  Total assets                                    $ 29,600   $ 16,248   $ 8,261     $ (8,309)                            $ 45,800
                                                ===========  =========  ========    =========                           ==========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Loan                                              $      -   $    559   $     -         (559)2(i)                        $      -
Accounts payable and accrued liabilities             3,785        212        71          500 2(ii)                          4,568
Amount due for settlement with creditors                 -      5,000         -       (5,000)2(i)                               -
Current portion of long-term debt                        -      3,149         -       (3,149)2(i)                               -
Future income tax liabilities                          886          -         -                                               886
                                               ------------  ---------  --------    ---------                      ---------------
  Total current liabilities                          4,671      8,920        71       (8,208)                               5,454
                                               ------------  ---------  --------    ---------                      ---------------

ACCRUED RECLAMATION                                  6,513      1,500         -                                             8,013
CONVERTIBLE DEBENTURES                               3,864          -         -                                             3,864
FUTURE INCOME TAX LIABILITIES                          856          -       588                                             1,444
OTHER LIABILITIES                                      228          -         -                                               228
DEFERRED INCOME                                                                          443 2(i)                             443

SHAREHOLDERS' EQUITY                                13,468                            12,886 2(i),(ii),(iii)               26,354

                                               ------------                         ---------                      ---------------
  Total liabilities and shareholders' equity      $ 29,600                          $  5,121                             $ 45,800
                                               ============                         =========                      ===============

1.       Basis of Presentation

The unaudited pro forma consolidated balance sheet and consolidated statement of operations have been prepared to give effect to the proposed merger between MSV, GNE and CCH, through a wholly owned subsidiary of CCH. CCH will account for the merger as a purchase under both Canadian and U.S. GAAP. The unaudited pro forma consolidated financial statements have been prepared on this basis.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 has been prepared by management of CCH from the audited consolidated financial statements of CCH and MSV for the year ended December 31, 2000 and the unaudited statement of loss of GNE for the twelve months ended January 2001, which was derived by adding the unaudited interim statement of loss for the nine months ended January 31, 2001 to the audited statement of loss for the year ended April 30, 2000, and deducting the unaudited interim statement of loss for the nine months ended January 31, 2000.

2.       Significant Assumptions and Adjustments

In the preparation of the unaudited pro forma consolidated financial information, the following significant assumptions and adjustments were made:

i) The unaudited pro forma consolidated financial information gives effect to the sale of the mining assets related to the Copper Rand 5000 project by MSV to Corporation Copper Rand Inc. ("CCR") as if it had occurred on December 31, 2000 instead of March 8, 2001, as described in
         Note 16 to the consolidated financial statements of MSV for the year ended December 31, 2000, the consideration received is as follows:

                                                                                March 8,            December 31,
                                                                                  2001                  2000
                                                                                  ----                  ----
                                                                              (in thousands of Canadian dollars)

         A 16% interest in the voting shares of CCR                                 $  4,000               $  4,000
         Repayment of the advances to the
              Institutional partners                                                   3,191                  3,149
         Repayment of the short-term loan                                              1,000                    559
         Payment of the amount due as
              settlement of the proposal to creditors                                  5,000                  5,000
                                                                            -----------------     ------------------

                                                                                   $  13,191              $  12,708


         The resulting gain on the disposal of mining assets was estimated at approximately $2,700,000 as at March 8, 2001 ($2,310,000 as at December 31, 2000) based on the following carrying values of assets disposed of:


                                                                                March 8,            December 31,
                                                                                  2001                  2000
                                                                                  ----                  ----
                                                                              (in thousands of Canadian dollars)

         Inventories                                                                $  2,022               $  2,022
         Deferred costs                                                                  428                    428
         Mining Interests                                                              7,505                  7,505
                                                                            -----------------     ------------------

                                                                                    $  9,955               $  9,955
                                                                            =================     ==================

ii) The unaudited pro forma consolidated financial information records the merger using the purchase method. The resulting aggregate excess fair value of net assets acquired over the fair value of the consideration given up was applied as a reduction of the fair value of mining interests acquired.

         The unaudited pro forma consolidated financial information assumes that CCH will issue respectively 0.24 (1:4.1) share and 0.10 (1:10) share in exchange for each share of MSV and GNE. Based on the 44,657,533 MSV number of shares and on the 39,190,456 GNE number of shares expected to be outstanding at the closing date, 14,311,127 CCH shares are assumed to be issued upon the merger and an additional 500,000 CCH shares are assumed be issued over a six year period in connection with the acquisition of the Bachelor Lake property arranged by GNE. For purposes of the unaudited consolidated financial information, the total estimated purchase price is based on the CCH average closing price on the TSE for the twenty one day period starting ten days before and ending ten days after the announcement date of March 28, 2001 of $0.87. For Canadian GAAP purposes, the final purchase price will be determined using the CCH share average closing price on the TSE for the twenty one day period starting ten days before and ending ten days after the date of completion of the merger (For U.S. GAAP, the $0.87 price would be used).

         As a result of the proposed merger, outstanding MSV and GNE stock options granted to employees, officers and directors will be cancelled.

         The total purchase consideration for purposes of the unaudited pro forma consolidated financial information includes estimated professional fees and other costs related to the acquisition of $500,000.

         A summary of the preliminary allocation of the total purchase consideration, in accordance with Canadian GAAP, is shown below:

                                                                MSV                   GNE                 Total
                                                                  (expressed in thousands of Canadian dollars)
                                                                  --------------------------------------------

         Share consideration                                        $ 9,476              $ 3,410          $  12,886
         Acquisition costs                                                                                      500
                                                                                                      --------------

         Total purchase consideration                                                                        13,386

         Less: Fair value of net
                  assets acquired                                     5,828                7,602           (13,430)
         Less: Gain on sale of Copper Rand
                  mining assets                                                                            ( 2,310)
                                                                                                      --------------

         Excess of fair value of net assets acquired
                  over consideration given up,
                  applied as a reduction to mining
                  assets required                                                                         $   2,354
                                                                                                      ==============

iii) The unaudited pro forma consolidated financial information gives effect to the 800,000 CCH shares to be issued in conjunction with the amendment of the royalty agreement entered into with the Repadre Capital Corporation on the production from the Joe Mann Mine, operated by CCH. For the purposes of the unaudited pro forma consolidated financial information, the share issue price used is $0.87 for a total amount of $ 696,000, recorded as a mining expense.

3. Reconciliation of unaudited pro forma consolidated financial information from Canadian GAAP to U.S. GAAP

The tables below set out the principal adjustments to pro forma consolidated net loss and shareholders' equity reflected in the unaudited pro forma consolidated financial information which would be required if U.S. GAAP had been applied. Theses tables should be read in conjunction with Note 12 to the CCH financial statements for the year ended December 31, 2000 included elsewhere in this proxy circular and with the other notes to this unaudited pro forma consolidated financial information.

                Reconciliation of Pro Forma Consolidated Net Loss for the year ended December 31,2000
                                (expressed in thousands of Canadian dollars)

Pro forma net loss under Canadian GAAP                                                                   $   (60,030)
Adjustments for:
         Depreciation and amortization (i)                                                                     19,738
         Cumulative effect of changes in accounting methods (ii)                                                1,563
                                                                                                        --------------
Pro forma net loss under U.S. GAAP                                                                           (38,729)

Other comprehensive income:
         Foreign currency translation adjustment                                                                  665
                                                                                                        --------------

Pro forma comprehensive loss under U.S. GAAP                                                             $   (38,064)
                                                                                                        ==============

Pro forma loss per share                                                                                 $   (  1.24)
                                                                                                        ==============




                           Reconciliation of Pro Forma Consolidated Shareholder's Equity
                                   (expressed in thousands of Canadian dollars)


Pro forma shareholder's equity under Canadian GAAP                                                         $   26,354

Adjustments for:
         Depreciation and amortization (i)                                                                   ( 1,957)
         Write-off of GNE mining interests (iii)                                                             ( 3,962)
                                                                                                        --------------

Pro forma shareholder's equity under U.S. GAAP                                                             $   20,435
                                                                                                        ==============


i)       Depreciation and amortization

         Under Canadian accounting principles, depreciation and amortization may be calculated on the unit-of-production method based upon the estimated mine life, whereas under United States accounting principles the calculations are made based upon proven and probable mineable reserves. Under Canadian accounting principles capital assets should be written down to the net recoverable amount is less than the carrying amount, whereas under United States accounting principles if the future net cash flows is less than the carrying amount the capital asset should be written down to its fair value.

ii)      Cumulative effect of changes in accounting methods

         Under U.S. GAAP, the cumulative effect relating to changes in accounting methods is charged to net operations whereas under Canadian GAAP, the effect is applied to opening retained earnings (deficit). The adjustment comprises principally the impact of the change in accounting method for employee future benefits of $1,599,100 as described in Note 2 to the MSV consolidated financial statements for the year ended December 31, 2000 included elsewhere in the proxy circular.

3. Reconciliation of unaudited pro forma consolidated financial information from Canadian GAAP to U.S. GAAP (continued)

iii)     Write-off of GNE mining interests

         Under FASB Statement No 121, exploration expenses incurred and related mining properties acquired prior to the determination of the existence of a commercially minable deposit are recorded as expenses as they are incurred. Under Canadian GAAP, these costs may be deferred until such time as the exploration and development work is either effectively abandoned and related costs are written off or, an operating mine is established following which accumulated costs are amortized to earnings. Accordingly, pro forma net loss is adjusted to reflect GNE deferred exploration costs which would have been expensed for U.S. GAAP purpose.




















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